Exhibit 10.9

SMILEDIRECTCLUB, INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

SmileDirectClub, Inc., a Delaware corporation, (the “Company”), pursuant to its 2019 Omnibus Equity Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s Class A common stock (the “Shares”), set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein, as well as in the Plan and the Stock Option Award Agreement attached hereto (the “Stock Option Agreement”), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Participant:	[ ]

Date of Grant:	[ ]

Vesting Commencement Date:	[ ]

Exercise Price per Share:	$[ ]

Total Exercise Price:	$[ ]

Total Number of Shares Subject to the Option:	[ ] shares

Expiration Date:	[ ]

Vesting Schedule:	[ ]

Type of Option: ☐ Incentive Stock Option ☐ Nonqualified Stock Option

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement, and this Grant Notice. Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement.

SMILEDIRECTCLUB, INC.:	PARTICIPANT:

By:	By:
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Name:	Name:
Title:
Address:	Address:

SMILEDIRECTCLUB, INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Stock Option  Award Agreement (this “Stock Option Agreement”), SmileDirectClub, Inc., a Delaware corporation (the “Company”), has granted you (the “Participant”) as of the Date of Grant set forth in the Grant Notice, an option to purchase the number of Shares set forth in your Grant Notice (the “Option”) pursuant to the Company’s 2019 Omnibus Equity Incentive Plan and any applicable sub-plan for a particular country (together, the “Plan”).  Capitalized terms not explicitly defined in this Stock Option Agreement or in the Grant Notice but defined in the Plan or in the Grant Notice shall have the meaning ascribed to them in the Plan or in the Grant Notice. In the event of any conflict between the terms of this Stock Option Agreement and the Plan, the terms of the Plan will control.

1.                                      Grant of Stock Option.  In consideration of the Participant’s past and/or continued employment with or service to the Company and for other good and valuable consideration, effective as of the Date of Grant set forth in the Grant Notice, the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Stock Option Agreement, subject to adjustments as provided in Section 14 of the Plan.

2.                                      Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the Participant is a Ten Percent Holder as of the Date of Grant, the exercise price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

3.                                      Vesting.

(a)                                 Subject to Section 4 below, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)                                 No portion of the Option which has not become vested and exercisable on the date on which the Participant’s Continuous Service Status ends shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Participant.

(c)                                  Notwithstanding Section 3(a) hereof and the Grant Notice, but subject to Section 3(b) hereof, in the event of a Corporate Transaction, the Option shall be treated pursuant to Section 14(c) of the Plan.

4.                                      Timing of Exercise.  Except as otherwise provided herein, the term of the Option (the “Option Term”) shall commence on the Grant Date and terminate on the date of the first to occur of the following events:

(a)                                 If the Option is designated as an Incentive Stock Option and the Participant, at the time the Option was granted, was a Ten Percent Holder, the expiration of five (5) years from the Date of Grant;

(b)                                 The 10th anniversary of the Date of Grant;

(c)                                  One year following the Participant’s termination of Continuous Service Status with the Company and its Affiliates as a result of the termination of the Participant’s Continuous Service Status by the Company or any of its Affiliates on account of death or Disability;

(d)                                 Thirty (30) days following the Participant’s termination of Continuous Service Status with the Company and its Affiliates as a result of the termination of the Participant’s Continuous Service Status by the Participant other than for Cause; and

(e)                                  The close of business on the last business day immediately prior to the date of the Participant’s termination of Continuous Service Status by the Company for Cause or for any reason other than those reasons set forth above.

Upon the expiration of the Option Period, the Options, and all unexercised rights granted to Participant hereunder shall terminate, and thereafter be null and void.

5.                                      Method of Exercise; Settlement.  The Participant may exercise all or any portion of the Options, to the extent vested, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent; provided, that, with the consent of the Administrator, in accordance with Section 9(b) of the Plan, the Participant may satisfy the payment of the aggregate Exercise Price of such Shares pursuant to a Cashless Transaction or through electing to have the Company withhold from the number of Shares that would otherwise be issued upon exercise of the Option the largest whole number of Shares with a Fair Market Value equal to the applicable aggregate Exercise Price payable in respect of such exercise.

6.                                      Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 21 of the Plan.

7.                                      Rights as Stockholder.  The Participant shall have no rights of a stockholder with respect to the Shares subject to the Option (including the right to vote and the right to receive distributions or dividends) unless and until Shares are issued to the Participant in respect thereof in accordance with this Stock Option Agreement.

8.                                      Stock Option Agreement Subject to Plan.  This Stock Option Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith.  In the event of any conflict between the provisions of this Stock Option Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

9.                                      No Rights to Continuation of Employment or Future Awards.  Nothing in the Plan or this Stock Option Agreement shall confer upon the Participant any right to any future Award or to continue in the employ of the Company or any Affiliate thereof, or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment any time for any reason whatsoever, with or without cause.

10.                               Tax Withholding.  The Company shall be entitled to require a cash payment by or on behalf of the Participant in respect of any sums required or permitted by federal, state or local tax law to be withheld with respect to the exercise of the Option; provided, that, notwithstanding the foregoing, the Administrator may permit the Participant to satisfy the applicable tax obligations with respect to the Option in accordance with the terms of Section 12 of the Plan.

11.                               Governing Law.  This Stock Option Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

12.                               Stock Option Agreement Binding on Successors.  The terms of this Stock Option Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

13.                               No Assignment.  Except as otherwise provided under Section 13 of the Plan, neither this Stock Option Agreement nor any rights granted herein shall be transferable or assignable by the Participant.

14.                               Necessary Acts.  The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Stock Option Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

15.                               Severability.  Should any provision of this Stock Option Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Stock Option Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Stock Option Agreement.  Moreover, if one or more of the provisions contained in this Stock Option Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

16.                               Entire Agreement.  This Stock Option Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.

17.                               Headings.  Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

18.                               Counterparts; Electronic Signature.  This Stock Option Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  The Participant’s electronic signature of this Stock Option Agreement shall have the same validity and effect as a signature affixed by the Participant’s hand.

19.                               Amendment.  No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

20.                               Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Stock Option Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Stock Option Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Stock Option Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

21.                               Notification of Disposition. If this Option is designated as an Incentive Stock Option, the Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Date of Grant with respect to such Shares or (b) within one (1) year after the transfer of such Shares to the Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

22.                               Notices.  All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the Participant’s attention at the latest mailing address on file with the Company in the Company personnel records (or to such other address as the Participant shall have specified to the Company in writing) and, if to the Company, to the Company’s office at 414 Union Street, 8th Floor, Nashville, TN 37219, Attention: Chief Operating Officer (or to such other address as the Company shall have specified to the Participant in writing).  All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.